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                                                                   EXHIBIT 7(b)


                  Letterhead of Sutherland Asbill & Brennan LLP
                          1275 Pennsylvania Ave., N.W.
                              Washington, DC 20004




                                 August 23, 2002

VIA EDGARLINK

Board of Directors
Farmers New World Life Insurance Company
3003 - 77th Avenue, S.E.
Mercer Island, WA  98040

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus that is incorporated by reference as part of the Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 (File No. 333-84023) of the Farmers Variable Life Separate Account A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,


                                          Sutherland Asbill & Brennan LLP



                                          By: /s/ Mary Jane Wilson-Bilik
                                              ---------------------------------
                                              Mary Jane Wilson-Bilik